Yum! Brands Announces Intention to Separate into
Two Publicly Traded Companies

China Division to Become Independent Company Focused on Growth in Mainland China

Yum! Brands to Become Global “Pure Play” Franchisor with Three Iconic Brands

Louisville, KY, October 20, 2015 - Yum! Brands, Inc. (NYSE: YUM) today announced that it intends to separate into two independent, publicly-traded companies, each with compelling and distinct strategies and investment characteristics. The transaction will create two powerful, best-in-class companies, each with a separate strategic focus:

•
Yum! China, a market leader with decades of accumulated consumer loyalty and world-class operations in China, will become a franchisee of Yum! Brands in Mainland China.  It will have exclusive rights to three category-leading brands: KFC, China’s leading quick-service restaurant concept, and a favorite of Chinese consumers; Pizza Hut, by far the leading casual dining brand; and Taco Bell, which is expanding globally but is not yet in China, providing significant upside potential.

Yum! China will have an attractive investment profile and significant opportunity for growth. The Company is expected to have no significant debt, with substantial financial capacity to invest in its business. A favorite of China’s growing middle class, Yum! China has the potential to grow to 20,000 restaurants or more in the future from approximately 6,900 restaurants today. The business also has significant sales and profit growth potential in its existing restaurants, which the Company plans to capture over time by growing its core offerings and expanding further into new initiatives such as home delivery.

•
Yum! Brands, one of the world’s largest restaurant companies with three iconic brands, will focus on expanding the presence and performance of KFC, Pizza Hut and Taco Bell around the world.  These are three of the top ten U.S. and global QSR concepts. The Company will have an extremely attractive business model, with stable earnings, high profit margins, low capital intensity, and strong cash flow conversion. Yum! Brands will become more of a “pure play” franchisor over time, and is targeting having at least 95% of its restaurants owned and operated by franchisees by the end of 2017. It currently has a global base of over 41,000 restaurants, with approximately 2,000 new units being opened each year.

Yum! Brands is committed to returning substantial capital to shareholders in conjunction with the separation. This will occur as the Company transitions to a non-investment grade credit rating with a balance sheet more consistent with highly leveraged peer restaurant franchise companies.  Moreover, this will allow for an ongoing return of capital framework that will seek to optimize the Company's long-term growth rate on a per-share basis. Further details will be discussed at the Company’s Analyst/Investor Day on December 10, 2015.

The Company does not expect to have incremental ongoing operating costs associated with operating as two separate, publicly-traded companies.

The Board’s unanimous decision to create two independent companies follows a rigorous review of strategic options conducted over the past year by Yum! Brands’ Board of Directors and management team, with the assistance of independent financial and legal advisors. The transaction is expected to be completed by the end of 2016 and is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, with the legal structure and form to be announced at a later date.

Actions Follow Management & Board’s Rigorous Review of Strategic Options to Drive Value Creation

“Over the past year, our management and Board have thoroughly evaluated a range of value-creating opportunities that capitalize on our considerable strengths,” said Greg Creed, Chief Executive Officer. “Following the separation, each standalone company will be able to intensify focus on its distinct commercial priorities, allocate its own resources to meet the needs of its business, and pursue distinct capital structures and capital allocation strategies. This will provide a clear investment thesis and visibility to attract a long-term investor base suited to each business.”

Mr. Creed continued, “Yum! Brands will have a more stable earnings stream typical of a franchise company powered by industry-leading brands, while also benefiting from the development of the China business as a unique growth engine. In turn, our China business is self-sufficient and scalable with strong leadership in place, and is well-positioned to realize its full potential as a standalone business to capture the compelling opportunities in China.”

David Novak, Executive Chairman, said, “Over the years, we built our Company's global structure outside of China based on a franchise model that generates stable earnings, high profit margins, low capital investment and strong cash flow conversion.  At the same time, our China business, which has been predominantly equity-owned, generates substantial operating cash flow annually, with tremendous ability to invest in its own growth.  After a thorough analysis and due diligence, I’m pleased the Board concluded that a separation transaction provides the right corporate structure for our business going forward and unlocks significant value for our shareholders.

“This transaction will create two best-in-class independent companies. Our commitment to a future capital structure that provides strong financial support for our business strategies and meaningful cash returns to shareholders underscores our ongoing focus on value creation and our confidence in our long-term growth prospects,” Novak added.

Upon completion of the separation, Yum! Brands will be led by Mr. Creed, and Yum! China will be led by Micky Pant, who was named its CEO in August. Further details of the plans and strategies for both companies will be discussed at the Company’s Analyst/Investor Day on December 10, 2015, and in subsequent communications.

Highlights of Yum! Brands after Separation

As a more “pure play” franchisor, Yum! Brands will continue to expand the presence and performance of the KFC, Pizza Hut and Taco Bell brands around the world, with a particular focus on consumer insight-driven branding and innovation.

Yum! China will be Yum! Brands’ largest franchisee and will operate under a Franchise Agreement.  Yum! Brands will therefore continue to benefit from China's growth.

Effective January 2016, the Company’s India business will integrate its three major restaurant brands into the global KFC, Pizza Hut and Taco Bell divisions of Yum! Brands, as the Company moves to organizational alignment by brand, rather than by geographic location.

At least 95% of Yum! Brands’ 41,000 restaurants in more than 125 countries and territories are expected to be franchised locations following the completion of the separation and previously announced refranchising plans. This stable and growing cash flow stream will allow the Company to operate within a capital structure and capital return framework that is optimized to maximize total shareholder returns. Outside of China, Yum! Brands delivered annual revenue of $6.3 billion in 2014.

 Highlights of China Business after Separation

As an independent company, Yum! China will have a strong, predominantly Chinese leadership team and compelling growth profile in one of the world’s fastest-growing restaurant markets. The China business delivered annual revenue of $6.9 billion in 2014, and has a substantial free cash flow, with no significant debt, allowing it to focus and capitalize on the unparalleled growth opportunities ahead of it.

Headquartered in Shanghai, Yum! China is already the leading restaurant developer in China, with approximately 6,900 restaurants in over 1,000 cities. China’s consuming class is expected to double from 300 million in 2012 to more than 600 million people by 2020, providing a strong tailwind to the growth of Yum! China. The business remains on pace to open about 700 new locations in 2015 and is targeting expansion to over 20,000 restaurants in China in the future.

The China business is driven by strong brands that are integrated into the lives of Chinese customers:

•
KFC, the first quick-service restaurant chain to enter China, is today the number one foreign brand with approximately 4,900 restaurants in over 1,000 cities. The brand enjoys a footprint more than twice as large as its nearest competitor and is growing in Tier 1 to Tier 6 cities.

•
Pizza Hut Casual Dining, the first restaurant chain to introduce pizza and Western-style casual dining to China, is the number one Western casual dining brand locally with more than 1,400 restaurants in nearly 400 cities. The brand has been elevated with major menu revamps twice annually, and is supported by inventive marketing and digital technology, asset upgrades, and the introduction of breakfast, tea time snacking and late night.

•
Pizza Hut Home Service introduced pizza delivery to China in 2001 and now owns nearly 300 Pizza Hut Home Service units in 40 cities. While at an early stage, this business is a leader in the fast-expanding home meal replacement category and is positioned to accelerate development, while leveraging digital technology and third-party platforms.

Mr. Pant and his team will be focused on driving growth in the China business, and developing new strategies to address the Company’s business issues and opportunities. The team will build on significant competitive strengths, including an experienced local management team, a highly educated workforce, a dedicated real estate and development team, industry-leading media budgets, a country-wide distribution system, best-in-class operations, and dedication to innovation and product quality.

 Transaction Next Steps

Completion of the transaction will be subject to certain conditions, including, among others, receiving final approval from the Yum! Brands’ Board of Directors, receipt of various regulatory approvals, receipt of an opinion of counsel with respect to certain tax matters, the effectiveness of filings related to public listing and applicable securities laws, and other terms and conditions as may be determined by the Board.

There can be no assurance regarding the ultimate timing of the proposed transaction or that the transaction will be completed.

Goldman, Sachs & Co. is serving as financial advisor and Wachtell, Lipton, Rosen & Katz and Mayer Brown are serving as legal advisors to Yum! Brands.  PJT Partners is serving as an independent financial advisor to Yum! Brands’ Board of Directors.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 41,000 restaurants in more than 125 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2014 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opens over five new restaurants per day on average, making it a leader in international retail development.

This announcement does, and any related announcements may, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: the outcome of our on-going review of strategic options, including those related to the Company’s structure, and uncertainties that may delay or negatively impact such review or our ability to realize anticipated benefits of such review, the results thereof or announcements related thereto; food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located, including continued challenges in forecasting sales in China; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; changes in economic and political conditions in the other countries outside the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

CONTACTS:

Media:
Virginia Ferguson, Director Public Relations, at 502/874-8200
Ruth Pachman/Ross Lovern, Kekst and Company, at 212/521-4891 or 212/521-4876

Investor Relations:
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director Investor Relations, at 888/298-6986